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TARGET CORPORATION
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Commencing on or after May 1, 2017, Target Corporation will provide the attached materials to certain of its shareholders.

Business, Governance & Corporate Responsibility Update Spring 2017 #1769546

1 Executive Summary Performance Momentum & Investment to Accelerate Transformation Emphasis on Target’s signature merchandise categories is restoring Target’s position as a destination for unique merchandise Divested pharmacy and clinic businesses in late 2015 to allow greater focus on core strengths; partnered with CVS to ensure Target guests benefit from CVS’s best-in-class healthcare capabilities Investing to rapidly transform our business and financial model, positioning the company for sustainable, profitable growth over time Refreshed Leadership Roles Support Execution of Strategy Four new independent directors added to the Board since August 2015 bring deep retail and consumer products experience, while continuing the Board’s long-standing commitment to Board diversity Added Rotation Policy for Board Committee Chairs and Lead Independent Director role (4-6 years) to ensure incorporation of fresh perspectives New executive talent and refined roles support CEO’s plan to position the Company for future growth. Among other changes: Mike McNamara hired as Chief Information & Digital Officer, bringing a wealth of retail technology experience Mark Tritton hired as Chief Merchandising Officer, with significant retail and major brand experience Commitment to Sound Governance, Compensation, and Corporate Responsibility Practices Strong corporate governance practices and continued refinement as best practices evolve, including adoption of proxy access bylaw Rigorous risk management practices including robust processes for management and Board oversight Executive compensation program that closely aligns with performance and supports our transformation Commitment to responsible and sustainable business practices with progress measured and reported against pre-defined goals

2 Focused Priorities Yield Momentum in Critical Areas With sustained commitment to our strategic priorities established in 2014, Target continued to build momentum in critical areas in 2016. We are accelerating our transformation in 2017. Strategic Priorities Performance 1 2 3 4 5 capital returned to shareholders $9.9B Paid dividends of $2.7 billion, and increased our Div/Share by 18.6% since 2014 Repurchased 96 million shares of common stock for a total investment of $7.2 billion after-tax ROIC1 15.0% After-tax ROIC increased 1.1 percentage points, up from 13.9 percent2 for the trailing 12 months ended January 30, 2016 1 Adjusted EPS is a non-GAAP measure most directly comparable to GAAP EPS from Continuing Operations. After-tax ROIC is a ratio based on GAAP information with the exception of adjustments made to capitalize operating leases. Please see pages 21-22 of Target’s 2016 Form 10-K for a reconciliation of these items to comparable GAAP measures. 2 ROIC for the trailing 12 months ended January 30, 2016 was 13.9 percent excluding the net gain from the CVS transaction. Including the gain from the sale, ROIC was 16.0 percent. adjusted EPS1 +9.0% CAGR Adjusted EPS (earnings per share) increased 18.7 percent to $5.01 in 2016 from $4.22 in 2014 comparable sales +0.8% Comparable sales over the past two years have increased by an average of 0.8% annually, driven by industry-leading digital growth of 29% and strong Signature category growth On demand shopping Signature merchandise categories Localization & personalization Small formats Simplify & control costs

3 Investing for Long-Term Growth In response to a challenging operating environment, Target is investing to rapidly transform our business & financial model, positioning the company for sustainable, profitable growth over time Capital investment of $2+ billion planned for 2017, $7+ billion over the next 3 years Enhance digital capabilities Transform end-to-end supply chain Create reimagined experience by remodeling over 600 existing stores Open 100+ new small-format stores in urban and dense suburban areas $1 billon investment in our operating margin planned for 2017 Incremental fulfillment costs driven by rapid spending shift into digital Invest in our team for enhanced in-store service Launch 12 new exclusive brands in next two years, affecting current sales volume of $10+ billion Gross margin investments to ensure Target is competitively priced every day This transition will position Target to grow and gain market share, driven by: Smart network of stores, distribution centers & digital assets to deliver profitable growth in all channels Stores that look different and function differently than they do today Faster, more accurate and more efficient supply chain equally capable of digital and in-store fulfillment Reinvented exclusive brands to further strengthen and differentiate our portfolio FOCUS AREAS FOCUS AREAS

Disciplined and Balanced Capital Allocation 4 Our capital deployment priorities have been consistent for many years: Priority 1 Fully invest in opportunities to grow our business profitability, create sustainable long-term value, and maintain our current operations and assets Priority 2 Maintain a competitive quarterly dividend and seek to continue our 40+ year record of annual increases Priority 3 Return excess cash to shareholders through share repurchases within the limits of our credit rating goals Strong oversight of capital allocation is a Board priority, and the Infrastructure & Investment Committee of the Board was established in 2015 to facilitate Board oversight of the alignment of investments with our strategy $3.9B 7.4 % Dividends paid in the last three years 2016 increase in annual dividend per share Since 2014, $3.9 billion has been returned to shareholders through dividends. Our 45th successive year of dividend growth. Track record of capital returns (through end of fiscal 2016): $7.2B Shares repurchased in the last three years Since 2014, $7.2 billion has been returned to shareholders through share repurchases. 28 % Total three-year shareholder return

Melanie Healey (56) Former Group President, North America, of The Procter & Gamble Company, from 2009 to 2014 Current Directorships Verizon Communications Inc. PPG Industries Thoughtful Approach to Board Composition 5 Balanced Tenures 6.5 years Average Director Tenure Since August 2015, the Board has added four new independent directors who provide a wealth of relevant expertise and deep understanding of the consumer retail industry and key customer demographics Monica Lozano (60) Former Chairman, U.S. Hispanic Media, Inc., from 2014 to 2016 Current Directorships Bank of America Corporation Donald Knauss (66) Former Executive Chairman of The Clorox Company, from 2014 to 2015 Current Directorships Kellogg Company McKesson Corporation Robert Edwards (61) Former Safeway President and CEO, from 2013 to 2015 Current Directorships Blackhawk Network Holdings, Inc. Significant Board Diversity Deep, Relevant Expertise Retail/Consumer Products Experience Leadership of Large / Complex Organizations Marketing / Brand Management Real Estate Workforce Management Technology Multi-National Operations / Supply Chain Logistics Finance / Risk Management Public Affairs / Corporate Governance New directors strengthen our Board’s diverse mix of skills and expertise – further bolstering the Board’s ability to oversee execution of Target’s strategy 38% Gender Diversity 38% Ethnic or Racial Diversity

Sound Governance and Independent Board Oversight 6 Board Practices Shareholder Rights Proxy access (3% / 3 year threshold) Annual election of directors Majority voting standard for director elections, with director resignation policy Shareholder right to call a special meeting (10%) Single voting class of stock No poison pill Target’s industry-leading corporate governance practices provide shareholders with meaningful rights and maximize Board effectiveness Consistent Board refreshment Guidelines for Lead Director and Committee leadership rotation (4-6 years) Rigorous annual Board and Committee self-evaluations Transparent Board oversight of capital allocation policies and priorities Director Overboarding Policy Annual management succession planning review Robust and ongoing shareholder engagement program 100% independent Board (except CEO) Significant Lead Independent Director Responsibilities Facilitate Effective Board Oversight Authority to convene Board meetings and executive sessions of independent directors Presides at all Board meetings at which the Chair is not present Conducts annual CEO performance reviews, with input from independent directors Serves as the primary liaison between CEO and independent directors Approves meeting schedules, agendas and information furnished to the Board Directly engages with major shareholders as appropriate Provides insight to Human Resources and Compensation Committee regarding CEO performance and compensation Consults with Nom. and Gov. Committee regarding Board/Committee composition and leadership, annual self-evaluations and director succession planning

Rigorous Risk Management Practices 7 RESPONSIBLE PARTY GENERAL DESCRIPTION OF RISK OVERSIGHT FUNCTION Management Identification, assessment and management of risks Board of Directors Continuous oversight of overall risks, with emphasis on strategic risks, as well as reputation and corporate social responsibility efforts Audit & Finance Committee Financial reporting, internal controls and financial risks Human Resources & Compensation Committee Compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks Nominating & Governance Committee Governance structure, Board succession and public policy engagement risks Risk & Compliance Committee Principal operating, business, and compliance risks, including information security and incident response Infrastructure & Investment Committee Risks related to capital expenditures, major expense commitments and infrastructure needs We prioritize effective risk oversight and coordination throughout our enterprise and implemented a comprehensive update to the Board’s role in risk oversight in 2015 Created a separate Risk & Compliance Committee of the Board to enhance the transparency and efficacy of our risk oversight practices The Risk & Compliance Committee consists of the Chairs of all other Board Committees, to facilitate coordination of risk oversight responsibilities

Compensation Program Overview 8 Current CEO Pay Mix Other Active NEOs Pay Mix 90% Performance-Based 83% Performance-Based ELEMENT KEY CHARACTERISTICS LINK TO SHAREHOLDER VALUE FIXED Base Salary Fixed compensation component payable in cash A means to attract and retain talented executives capable of driving superior performance PERFORMANCE –BASED Short Term Incentives (STI) Variable compensation component payable in cash based on performance against annually established financial goals and a team-based scorecard (excluding CEO) Incentive targets are tied to achievement of key annual financial and strategic measures Long Term Incentive (LTI): Performance Share Units (PSUs) PSUs cliff vest three years from the date of grant with payouts based on relative three-year performance versus retail peers PSUs recognize our executive officers for achieving superior long-term relative performance in market share change, EPS growth and after-tax ROIC LTI: Performance Based Restricted Stock Units (PBRSUs) PBRSUs cliff vest three years from the date of grant with payouts based on relative three-year TSR performance versus retail peers Aligns the long-term interests of Target’s executive officers with our shareholders Rewards or penalizes based on relative TSR performance PBRSUs 18% Base Salary 10% STI 17% PSUs 55%

FY2016 Compensation Outcomes Align to Performance Key compensation decisions made in fiscal 2016 directly link to company performance and long-term value creation, and illustrate the Board’s sustained commitment to performance-driven pay 9 STI Awards CEO received zero STI payout based on below-threshold financial performance Other NEOs received 33% STI Payout based on Team Scorecard component LTI Awards No payouts for 2014-2016 PSU awards, as performance for FY2014 did not meet minimum 162(m) condition due to write-offs associated with Target’s decision to exit the Canadian market PSU awards and STI made up more than 65% of at-goal annual total direct compensation for our NEOs in fiscal 2016 Strategic Alignment Award Payout Awards granted in 2015 paid out in March 2017 at 104.7% of the goal number of shares, based on FY2015 & 2016 performance on key growth metrics PAYOUTS ALIGN WITH PERFORMANCE FY2016 COMPENSATION RESULTS Payouts for STI % vs. goal(1) Payouts for PSU Awards Had Target met 162(m) minimum performance condition, awards would have paid out 42%, 12%, and 73% of goal, respectively 1 Payouts for STI as a percentage of goal represent the combined financial and personal score (FY12-15) or team scorecard (FY16) components of STI. 2 Percentages represent the average actual STI payouts of NEOs (excluding CEO) as a percentage of annual at-goal STI payouts. Non-CEO NEOs CEO

Price-Vested Stock Options to Further Drive Value Creation To support and galvanize the executive team around Target’s strategic priorities, the Board decided to grant our NEOs price-vested stock options, which pay out only if a rigorous share price hurdle is achieved. As these awards were granted after fiscal 2016, they will be reflected in the Summary Compensation Table for fiscal 2017. The price-vested option grant is designed to complement the relative performance measures used in our LTI program, support Target’s transformation and align with shareholder value creation In February 2017, Target announced it is accelerating investments in its strategic initiatives (as summarized on page 3) These decisions may result in lower near-term profitability that could negatively affect in-cycle LTI awards granted before the decision to make those investments Accordingly, the Board sought to provide a supplemental award that would: Galvanize the executive team around key initiatives and provide an incentive to restore shareholder value Reward success in the transformation effort Maintain continuity of the executive team throughout the investment period Award Rationale Design Features Align with Shareholder Interests 10 Vesting is Based on Both Time and Stock Price Criteria - Grants cliff-vest after three years, and become exercisable only if stock price exceeds $75 price hurdle for 20 consecutive trading days within 7-year term. Further, there is a mandatory one-year post-exercise holding period, and strict forfeiture provisions for voluntary termination within the first three years Stock Price Criteria is Challenging and Requires Significant Shareholder Value Creation – Stock price hurdle represents roughly 40% premium over approval date closing price of $53.68 Grant Size Aligns to Award Objectives: Competitive and Reasonable Payout Opportunities if Stock Performs – Consistent with the intent that this option grant complements the LTI program, the grant size of the CEO’s option grant represents approximately 21% of his annual LTI awards Board May Choose to Not Issue the Options if stock price criteria is determined to no longer be sufficiently challenging as of the effective grant date, May 22, 2017

Compensation Practice Target Approach Pay for Performance ✔ Over 80% of total direct compensation package features performance-based metrics, including 100% of annual long-term incentives. LTI awards are based on relative performance Ownership Guidelines ✔ 7x base salary for CEO; 3x base salary for non-CEO executive officers Annual Shareholder “Say on Pay” ✔ Annual advisory vote from shareholders to approve executive compensation Double-Trigger Change-in-Control Provisions ✔ Double-trigger change-in-control provisions for all equity awards Clawback Policy ✔ Recovery of incentive cash and equity compensation if it is earned based on inaccurate financial statements Independent Compensation Consultant ✔ Human Resources & Compensation Committee retains an independent compensation consultant No Hedging or Pledging of Company Stock ✔ Executive officers and directors prohibited from directly or indirectly hedging offset market value of Target common stock and pledging Target common stock as collateral No Tax Gross-Ups ✔ No tax gross-ups provided to our executive officers No Dividends on Unearned Performance Awards ✔ We do not pay dividends on unearned performance awards No Repricing or Exchange of Underwater Options ✔ No repricing or exchange of underwater stock options without shareholder approval No Employment Contracts ✔ None of our executive officers has an employment contract 11 Following executive compensation program refinements in 2014, we have received more than 96% support from shareholders on Say-on-Pay in each of the past two years Our program reflects shareholder feedback, is aligned with governance best practices and strongly links pay and performance Robust Executive Compensation Governance

Bringing better-for-you products and solutions to our guests Investing in our teams Strengthening our communities Protecting and using natural resources wisely Commitment to Corporate Responsibility We align our focus areas to strategic company priorities, macro trends, stakeholder assessments and evolving guest needs, along with feedback from a wide range of stakeholders We prioritize issues that impact our business and society From the products and services we offer to the way we run our business, corporate responsibility is a principle that drives the decisions we make across the company Part of our company’s legacy, corporate responsibility (CR) is integrated into our business strategy Corporate responsibility and sustainability efforts are overseen at the management and board levels We regularly evaluate and prioritize key issues to focus our efforts and maximize our impact Executive-level oversight: Efforts are guided by a Chief Sustainability Officer who reports directly to our Chief Marketing Officer Board oversight: The full board is responsible for overseeing reputational risks and corporate responsibility strategies and initiatives The foundation of our CR efforts is built on the belief that our company’s performance is intrinsically linked to the health and vitality of the communities where we operate We continue our 70+ year legacy of being an active citizen and a valued neighbor, which includes investing 5% of annual profits in communities 12

Achieve ENERGY STAR certification in 80% of buildings Reduce energy intensity-per-square-foot in stores by 10% Add solar rooftop panels to 500 stores and distribution centers Expand investment in offsite renewable energy to complement onsite renewables Introduce hydrofluorocarbon-free refrigerants in our food distribution centers and stand-alone refrigerated display cases Reduce water use by 10% per square foot in our stores Divert 70% of our retail waste from landfills through reuse or recycle programs Engage additional vendors and product categories in our work with the NRDC Clean by Design program Our 2015 CR report covered a number of ESG topics including responsible sourcing, diversity and inclusion, environmental footprint and stakeholder engagement In 2016, we issued the most comprehensive chemical strategy in the retail industry – focused on transparency, management and innovation We made progress against the five-year goals we set in 2010, delivering value to both our business and society. Key achievements are highlighted below: Sustainability Transparency, Goals and Reporting Goal Target Performance Against Select 2015 Goals* We are working on the next phase of our strategy by creating a new set of aspirational goals, commitments, programs and milestones to guide our future efforts Example: 2020 goals announced as a part of the White House’s American Business Act on Climate Pledge: 2015 & 2016 2017 and beyond 13 Transparency is a fundamental principle driving how we do business Target sets quantifiable goals in a variety of issue areas material to our business Annually, we share our efforts (public goals, successes and challenges) through a corporate responsibility report and align our work to the Global Reporting Initiative (GRI). Our next report for FY 2016 will be released in Summer 2017 *Detailed goal overview available at: https://corporate.target.com/corporate-responsibility/goals-reporting